EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Sparton Corporation (the “Company”) on Form 10-K for the year ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, David W. Hockenbrocht, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 31, 2006

By /s/ David W. Hockenbrocht

David W. Hockenbrocht, Chief Executive Officer

Sparton Corporation 2006 Annual Report	59